MATRIA HEALTHCARE, INC.

      As filed with the Securities and Exchange Commission on [October 29, 2001]

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             MATRIA HEALTHCARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                    58-2205984
 (State of Incorporation)             (I.R.S. Employer Identification Number)

         1850 Parkway Place
         12th Floor
         Marietta, Georgia                                    30067
         (Address of Principal Executive Offices)           (Zip Code)

Securities Act registration statement file number to which this form relates: 000-20619.

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ X ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                            None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Common Stock Purchase Right



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission (File 000-20619) on February 7, 1996, (the "Original Form 8-A") by Matria Healthcare, Inc., a Delaware corporation (the "Registrant"), relating to, among other matters, the Rights Agreement, dated January 30, 1996 between Registrant and SunTrust Bank, a Georgia banking corporation (the "Rights Agent"). The information contained in this Form 8-A/A supplements and amends the information contained in the Original Form 8-A.

         On April 27, 1999, the Registrant entered into an Amended and Restated Rights Agreement with Rights Agent with respect to the Registrant's common stock (the "Amended Rights Agreement"). The substance of that amendment was to change the requirement that the action of a majority of the Continuing Directors (as defined in the Rights Agreement) be required with respect to certain matters to require instead the action of a majority of all Directors. In addition, the amendment required the affirmative action of the Board of Directors for the issuance of rights following a tender or exchange offer. A copy of the Amended Rights Agreement is filed as Exhibit 4 to the Registrant's Form 10-Q, for the quarterly period ending March 31, 1999, and is incorporated herein by reference.

     On October 5, 2001, the Registrant entered into Amendment No. 1 to the Amended Rights Agreement with the Rights Agent ("Amendment No. 1"). Pursuant to Amendment No. 1, the parties amended Section 29 of the Rights Agreement to eliminate language exempting the Board of Directors from liability. A copy of Amendment No. 1 is filed as Exhibit 2 to this Form 8-A/A.

         The Amended Rights Agreement and Amendment No. 1 require modifications of the Registrant's description of Common Stock Purchase Rights, set forth in Form S-4, filed as of February 7, 1996, under the caption "Operation, Management and Business of Newco after the Merger--Description of Capital Stock of Newco," and incorporated by reference into the original Form 8-A. These modifications are reflected in the revised description of the Common Stock Purchase Rights, which is filed as Exhibit 3 to this Form 8A-/A and is incorporated herein by reference.

         The foregoing summary description of the Amended Rights Agreement, Amendment No. 1, and the revised description of rights do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated herein by reference.

ITEM 2.  EXHIBITS

         List below all exhibits filed as a part of the registration statement:

Exhibit No.   Description

4(a) Amended  and  Restated  Rights  Agreement,  dated  as of  April  27,  1999.
     (Previously filed as Exhibit 4 to Form 10-Q, for the period ending March 31, 1999, and incorporated herein by reference).

4(b) Amendment  No. 1 to Amended  and  Restated  Rights  Agreement,  dated as of
     October 5, 2001.

4(c) Revised description of the Common Stock Purchase Rights.

                                                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               MATRIA HEALTHCARE, INC.


Date:October 29, 2001          By:_______________________________
                               Name:  George W. Dunaway
                               Title: VP Finance and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                Description

4(a) Amended  and  Restated  Rights  Agreement,  dated  as of  April  27,  1999.
     (Previously filed as Exhibit 4 to Form 10-Q, for the period ending March 31, 1999, and incorporated herein by reference.

4(b) Amendment  No. 1 to Amended  and  Restated  Rights  Agreement,  dated as of
     October 5, 2001.

4(c) Revised description of the Common Stock Purchase Rights.